PROMISSORY NOTE
                               (Limited Recourse)

$600,000                                                       February 15, 2001


         FOR VALUE RECEIVED, the undersigned, FORELAND CORPORATION ("Maker"), a Nevada corporation, hereby promises to pay to the order of PETRO SOURCE CORPORATION, ("Payee") a Utah corporation, whose mailing address is 9801 Westheimer, Suite 900, Houston TX 77042, the aggregate principal sum of six hundred thousand dollars and no cents ($600,000), in lawful money of the United States of America for payment of public and private debts, together with interest (calculated on the basis of the actual number of days elapsed but computed as if each year consisted of 360 days) on the unpaid principal balance from time to time outstanding at a rate that is two percentage points above the reference rate for corporate loans published from time to time by Bank of America, NT & SA.

         1. Release and Settlement Agreement. This Note is executed and delivered in connection with that certain Release and Settlement Agreement of even date herewith and is subject to all the terms and conditions therein.

         2. Payments. The entire unpaid principal and all accrued and unpaid interest shall be due and payable on September 1, 2001.

         3. Time and Place of Payment. Each payment or prepayment hereon must be paid at such address as the Payee or assignee hereof may from time to time designate in writing, in lawful money of the United States in funds which are or will be available for immediate use by Payee at such office by 2:00 p.m., Payee's local time, on the day payment is due.

         4. Prepayment. Maker reserves the right and privilege of prepaying this
Note in whole or in part, at any time or from time to time, without notice, premium, charge, or penalty.

         5. Security. This Note is secured by collateral described in that certain Stock Pledge Agreement of even date herewith by and between Maker and Payee and by that certain Deed of Trust and Security Agreement of even date herewith by and between Maker and Payee.

         6. Default. The occurrence of one or more of the following shall be deemed an Event of Default ("Events of Default"):

                  (a) The failure or refusal of Maker to pay principal of this Note and accrued interest when the same becomes due in accordance with the terms hereof and such failure or refusal is not cured within ten calendar days after Maker has notice thereof.

                  (b) Maker  shall (i)  become  insolvent,  (ii) fail to pay its debts generally as they become due, (iii) voluntarily seek, consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law (defined hereinafter), or (iv) become a party to (or be made the subject of) any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights (defined hereinafter) of Payee granted herein (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days of the filing of same). "Debtor Relief Law" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Laws

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         from  time  to  time  in  effect  affecting  the  Rights  of  creditors generally. "Rights" means rights, remedies, powers, and privileges. "Laws" means all applicable statutes, laws, ordinances, regulations, orders, writs, injunctions, or decrees of any state, commonwealth,
         nation,  territory,   possession,   county,  parish,  municipality,  or
         Tribunal. "Tribunal" means any court or governmental department, commission, board, bureau, agency, or instrumentality of the United States or of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted and/or existing.

If any one or more of the Events of Default specified above shall have happened, the rights of the holder of this Note shall be limited to executing and foreclosing on the collateral described in the Stock Pledge Agreement and the Deed of Trust and Security Agreement by and between the Maker and Payee, and in the event that any sale of the collateral shall be insufficient to satisfy the obligation evidenced by this Note, the holder of this Note shall not seek a deficiency or personal judgment against Maker.

         7. Cumulative Rights. No delay on the part of the holder of this Note in the exercise of any power or right or single partial exercise of any such power or right under this Note, or under any other instrument executed pursuant hereto, shall operate as a waiver thereof.

         8. Waiver. Maker and each surety, endorser, guarantor, and other party liable for the payment of any sums of money payable on this Note, waives presentment and demand for payment, protest, and notice of protest and nonpayment, or other notice of default except as specified herein and agree that its liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, or in any indulgences, or by any partial payment, any release or change in any security for the payment of this Note, before or after maturity, regardless of the number of such renewals, extensions, indulgences, releases, or changes.

         9. Notices. All notices, demands, requests, or other communications required or authorized hereunder shall be deemed given sufficiently if in writing and if personally delivered; if sent by facsimile transmission, confirmed with a written copy thereof sent by second day express delivery or registered mail, return receipt requested and postage prepaid; if sent by registered mail or certified mail, return receipt requested and postage prepaid; or if sent by second day express delivery to the address or facsimile number set forth in the Release and Settlement Agreement or other such addresses and facsimile numbers as shall be furnished by any party in the manner for giving notices hereunder, and any such notice, demand, request, or other communication shall be deemed to have been given as of the date so delivered or sent by facsimile transmission, three days after the date so mailed, or two days after the date so sent by second day delivery.

         10. Successor and Assigns. All of the covenants, stipulations, promises, and agreements in this Note contained by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not; provided, however, that Maker may not, without the prior written consent of Payee, assign any rights, powers, duties, or obligations under this Note.

         11. Headings. The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

         12. Applicable Law. This Note is being executed in the state of Utah, and the substantive laws of such state shall govern the validity, construction, enforcement, and interpretation of this Note except insofar as federal laws shall have application. Any action or proceeding brought to enforce this Note shall be instituted in Salt Lake County, Utah, if brought in a Utah state court, or in the District of Utah, Central Division, if brought in a federal court.

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         13. Nonnegotiable. This Note is nonnegotiable.

         DATED as of the day first above written.

                                                   FORELAND CORPORATION


                                                   By  /s/ Bruce C. Decker
                                                      --------------------------
                                                      Bruce D. Decker, President

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